As filed with the Securities and Exchange Commission on December 1, 1994.
                                                Registration No.33- ____________
- --------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            ----------------------
                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                            STERLING SOFTWARE, INC.
            (Exact name of registrant as specified in its charter)
                 DELAWARE                                   75-1873956
       (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                   Identification No.)

     8080 North Central Expressway
               Suite 1100
             Dallas, Texas                                        75206
(Address of principal executive offices)                       (Zip Code)

                             --------------------

            KNOWLEDGEWARE, INC. INCENTIVE STOCK OPTION PLAN OF 1984
        KNOWLEDGEWARE, INC. SECOND INCENTIVE STOCK OPTION PLAN OF 1984
                 KNOWLEDGEWARE, INC. 1988 STOCK INCENTIVE PLAN
                           (Full title of the plans)

      JEANNETTE P. MEIER, ESQ.                With a copy to:
      Executive Vice President,        CHARLES D. MAGUIRE, JR., ESQ.
    Secretary and General Counsel        Jackson & Walker, L.L.P.
       Sterling Software, Inc.                901 Main Street
    8080 North Central Expressway               Suite 6000
             Suite 1100                     Dallas, Texas 75202
         Dallas, Texas 75206                   (214) 953-5850
            (214) 891-8685

(Name, address, including zip code, and
 telephone number, including area code,
         of agent for service)

                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------
    Title of                           Proposed Maximum       Proposed Maximum
Securities to be    Amount to be      Offering Price Per     Aggregate Offering       Amount of
   Registered        Registered           Share/(1)/             Price /(1)/       Registration Fee
- --------------------------------------------------------------------------------------------------
Common Stock,        257,723 shares
par value                                   $29.50               $7,602,829            $2,622
$.10 per share
- --------------------------------------------------------------------------------------------------

/(1)/ Estimated solely for the purpose of calculating the registration fee.
      Pursuant to Rules 457(c) and 457(h), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Common Stock, as reported by the New York Stock Exchange, on November 23, 1994.

PROSPECTUS


                                 26,449 Shares

                            STERLING SOFTWARE, INC.

                                 Common Stock

     This Prospectus has been prepared by Sterling Software, Inc., a Delaware corporation ("Sterling" or the "Company"), for use upon resale by a director of the Company (the "Selling Stockholder") of up to 26,449 shares (the "Shares") of Common Stock, par value $.10 per share ("Common Stock"), of the Company. In November 1994, a subsidiary of the Company ("Merger Sub") was merged (the "Merger") with and into KnowledgeWare, Inc., a Georgia corporation ("KnowledgeWare"), pursuant to which, among other things, (i) KnowledgeWare became a wholly owned subsidiary of the Company and (ii) all options then outstanding under KnowledgeWare's stock option plans were assumed by the Company and thereafter became exercisable to purchase .1653 of a share of Common Stock. The Selling Stockholder has acquired and/or may in the future acquire Shares from the Company pursuant to the exercise of outstanding options (the "Options") heretofore granted to the Selling Stockholder pursuant to the provisions of the KnowledgeWare, Inc. 1988 Stock Incentive Plan (the "Plan").

     The Shares may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholder or such successors in interest and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock is listed for trading on the NYSE under the symbol "SSW." On November 29, 1994, the closing price of the Common Stock on the NYSE was $30.00.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December 1, 1994.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60611, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-8 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock to be issued pursuant to the Plan and the following other plans of KnowledgeWare: the KnowledgeWare, Inc. Incentive Stock Option Plan of 1984 and the KnowledgeWare, Inc. Second Incentive Stock Option Plan of 1984. As permitted by the rules and regulations of the Commission, this Prospectus omits certain of the information contained in the Registration Statement. Copies of the Registration Statement are available from the Public Reference Section of the Commission at prescribed rates. Statements contained herein concerning the provisions of documents filed with the Registration Statement are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     The Company's principal executive offices are located at 8080 North Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's telephone number at such address is (214) 891-8600.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994;

     (ii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended December 31, 1993;

     (iii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1, filed May 16, 1994;

     (iv) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended June 30, 1994;

     (v) Current Report on Form 8-K (File No. 1-8465) dated November 15, 1993, filed November 16, 1993;

     (vi) Current Report on Form 8-K (File No. 1-8465) dated July 31, 1994, filed August 2, 1994;

     (vii) Current Report on Form 8-K (File No. 1-8465) dated August 1, 1994, filed August 2, 1994;

     (viii) Current Report on Form 8-K (File No. 1-8465) dated August 31, 1994, filed September 2, 1994;

     (ix) Current Report on Form 8-K (File No. 1-8465) dated November 3, 1994, filed November 3, 1994;

     (x) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 14, 1994;

     (xi) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 25, 1994; and

     (xii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-108465), filed March 7, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of Common Stock to be made hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing thereof. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests for copies should be directed to the Company's principal office:
Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600).


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of the Shares offered pursuant to this Prospectus.


                              SELLING STOCKHOLDER

     The following Director of the Company is eligible to receive Shares upon exercise of Options granted under the Plan:

                                                                   COMMON
                                               OWNERSHIP       STOCK OFFERED
                                               OF COMMON        FOR SELLING        AMOUNT AND
                           POSITION WITH      STOCK PRIOR      STOCKHOLDER'S      PERCENTAGE OF
                                THE                TO           ACCOUNT UPON       CLASS AFTER
NAME                          COMPANY         OFFERING/(1)/       EXERCISE      OFFERING/(1)//(2)/
- ----                          -------         -------------       --------      ------------------
Francis A. Tarkenton/(3)/     Director        229,637/(4)/         26,449           203,188/*/

- ------------------------
/*/  Less than 1% of class.

/(1)/ Includes Shares to be acquired upon exercise of the Options. Includes 40,637 shares of Common Stock that were placed in escrow pursuant to the terms of an escrow agreement (the "Escrow Agreement") entered into in connection with the Merger. Such shares will be distributed to the Selling Stockholder only if and to the extent that such shares are not necessary to cover certain losses, claims, liabilities, judgments, costs and expenses that may be incurred by the Company, Merger Sub or KnowledgeWare in connection with any pending or threatened litigation, action, claims, proceeding, dispute or investigation (including amounts paid in settlement) to which Sterling, Merger Sub or KnowledgeWare is or may become a party and with respect to which Sterling is entitled to indemnification under the Merger Agreement.

/(2)/ Assumes the exercise of all Options and the sale of the Shares acquired thereby.

/(3)/  Former Chairman of the Board and Chief Executive Officer of
       KnowledgeWare.

/(4)/ Includes 5,734 shares owned by Tarkenton Group, Inc. (including 1,146 shares placed in escrow pursuant to the Escrow Agreement), which is wholly owned by Mr. Tarkenton, and 26,449 Shares subject to Options. Does not include 10,926 shares (including 2,185 shares placed in escrow pursuant to the Escrow Agreement) held in irrevocable trusts for Mr. Tarkenton's children of which Mr. Tarkenton is not trustee.

                             PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time by the Selling Stockholder, or by pledgees, donees, transferees or other successors in interest. The Shares may be disposed of from time to time in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder or such successors in interest and/or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholder or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

     The Company will pay all of the expenses incident to the offering and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholder related thereto.

     In the event of a material change in the plan of distribution disclosed in this Prospectus, the Selling Stockholder will not be able to effect transactions in the Shares pursuant to this Prospectus until such time as a post-effective amendment to the Registration Statement is filed with, and declared effective by, the Commission.


                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

                                    EXPERTS

     The consolidated financial statements and financial statement schedules appearing in the Company's Annual Report on Form 10-K for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein, which as to the years 1992 and 1991, are based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 incorporated by reference in this Prospectus have been incorporated herein on the report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, of Coopers & Lybrand L.L.P., independent certified public accountants, given upon authority of that firm as experts in accounting and auditing.

                                INDEMNIFICATION

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's Certificate of Incorporation, Bylaws, any agreement or otherwise.

     Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

No person has been authorized in
connection with the offering made hereby
to give any information or to make any
representation not contained in this
Prospectus and, if given or made, such
information or representation must not be              26,449 SHARES
relied upon as having been authorized by
the Company.   This Prospectus does not
constitute an offer to sell or a solicitation of
an offer to buy any securities to any person
or by anyone in any jurisdiction where such
offer or solicitation would be unlawful.
Neither the delivery of this Prospectus nor
any sale made hereunder shall, under any
circumstances, create any implication that            STERLING SOFTWARE,
the information contained herein is correct                  INC.
as of any date subsequent to the date
hereof.

      _________________________

         TABLE OF CONTENTS                              COMMON STOCK

                                          PAGE
Available Information....................... 2

Incorporation of Certain Documents                     _______________
 by Reference............................... 2

Use of Proceeds............................. 4

Selling Stockholder......................... 4            PROSPECTUS

Plan of Distribution........................ 5

Legal Matters............................... 5         _______________

Experts..................................... 6

Indemnification............................. 6         December 1, 1994

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 1.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference and made a part hereof:

     (i) Annual Report on Form 10-K (File No. 1-8465) for the year ended September 30, 1993, as amended by Form 10-K/A Amendment No. 1, filed January 26, 1994;

     (ii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended December 31, 1993;

     (iii) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended March 31, 1994, as amended by Form 10-Q/A Amendment No. 1, filed May 16, 1994;

     (iv) Quarterly Report on Form 10-Q (File No. 1-8465) for the quarter ended June 30, 1994;

     (v) Current Report on Form 8-K (File No. 1-8465) dated November 15, 1993, filed November 16, 1993;

     (vi) Current Report on Form 8-K (File No. 1-8465) dated July 31, 1994, filed August 2, 1994;

     (vii) Current Report on Form 8-K (File No. 1-8465) dated August 1, 1994, filed August 2, 1994;

     (viii) Current Report on Form 8-K (File No. 1-8465) dated August 31, 1994, filed September 2, 1994;

     (ix) Current Report on Form 8-K (File No. 1-8465) dated November 3, 1994, filed November 3, 1994;

     (x) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 14, 1994;

     (xi) Current Report on Form 8-K (File No. 1-8465) dated November 14, 1994, filed November 25, 1994; and

     (xii) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (No. 0-108465), filed March 7, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the Common Stock offered hereunder has been sold or which deregisters all of such Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 2.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 3.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters in connection with the validity of the Common Stock to be offered hereby have been passed upon by Jackson & Walker, L.L.P., Dallas, Texas. Michael C. French, a partner in Jackson & Walker, L.L.P., is a director of the Company.

ITEM 4.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Article IX of the Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Article IX of the Company's Restated Bylaws provides for indemnification of officers and directors. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 5.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 6.  EXHIBITS.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.


Exhibit No.  Description of Exhibit
- -----------  ----------------------
4.1          Certificate of Incorporation of the Registrant./(1)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(2)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.4          Restated Bylaws of the Registrant./(4)/

4.5          Form of Common Stock Certificate./(5)/

5            Opinion of Jackson & Walker, L.L.P./(6)/

15           None.

23.1         Consent of Ernst & Young LLP./(6)/

23.2         Consent of Arthur Andersen LLP./(6)/

23.3         Consent of Coopers & Lybrand L.L.P./(6)/

23.4         Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
             Exhibit 5 to this Registration Statement)./(6)/

25           Power of Attorney (appearing on page II-6 of this Registration
             Statement)./(6)/

26           None.

27           None.

28           None.

99.1         KnowledgeWare, Inc. Incentive Stock Option Plan of 1984./(6)/

99.2         KnowledgeWare, Inc. Second Incentive Stock Option Plan of 1984./(6)/

99.3         KnowledgeWare, Inc. 1988 Stock Incentive Plan./(6)/

____________

/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

/(6)/  Filed herewith.

ITEM 7.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY


     Each person whose signature appears below authorizes Sterling L. Williams, George H. Ellis and Jeannette P. Meier, and each of them, each of whom may act without joinder of the others, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 30th day of November, 1994.



                                       STERLING SOFTWARE, INC.



                                       By: /s/ Jeannette P. Meier
                                           -------------------------------------
                                            Name: Jeannette P. Meier
                                                  ------------------------------
                                            Title: Executive Vice President
                                                   -----------------------------

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signatures                      Title                    Date
        ----------                      -----                    ----

                                  President, Chief
/s/ Sterling L. Williams          Executive Officer
- --------------------------          and Director               November 30, 1994
     Sterling L. Williams   (Principal Executive Officer)


                              Executive Vice President
                                      and Chief
/s/ George H. Ellis               Financial Officer
- --------------------------    (Principal Financial and         November 30, 1994
      George H. Ellis            Accounting Officer)


/s/ Sam Wyly                       Chairman of the
- --------------------------       Board of Directors            November 30, 1994
        Sam Wyly


/s/ Charles J. Wyly, Jr.        Vice Chairman of the
- --------------------------       Board of Directors            November 30, 1994
     Charles J. Wyly, Jr.


/s/ Evan A. Wyly                      Director
- --------------------------                                     November 30, 1994
       Evan A. Wyly


/s/ Michael C. French                 Director
- --------------------------                                     November 30, 1994
     Michael C. French


/s/ Robert J. Donachie             Chairman of the
- --------------------------         Audit Committee             November 30, 1994
     Robert J. Donachie             and Director


/s/ Phillip A. Moore          Executive Vice President,
- --------------------------         Technology and              November 30, 1994
      Phillip A. Moore                Director


/s/ Robert E. Cook                    Director
- --------------------------                                     November 30, 1994
     Robert E. Cook


/s/ Donald R. Miller                  Director
- --------------------------                                     November 30, 1994
    Donald R. Miller, Jr.

                               INDEX TO EXHIBITS


Exhibit No.  Description of Exhibit
- -----------  ----------------------
4.1          Certificate of Incorporation of the Registrant./(1)/

4.2 Certificate of Amendment of Certificate of Incorporation of the Registrant./(2)/

4.3 Certificate of Amendment of Certificate of Incorporation of the Registrant./(3)/

4.4          Restated Bylaws of the Registrant./(4)/

4.5          Form of Common Stock Certificate./(5)/

5            Opinion of Jackson & Walker, L.L.P./(6)/

15           None.

23.1         Consent of Ernst & Young LLP./(6)/

23.2         Consent of Arthur Andersen LLP./(6)/

23.3         Consent of Coopers & Lybrand L.L.P./(6)/

23.4         Consent of Jackson & Walker, L.L.P. (included in its opinion filed as
             Exhibit 5 to this Registration Statement)./(6)/

25           Power of Attorney (appearing on page II-6 of this Registration
             Statement)./(6)/

26           None.

27           None.

28           None.

99.1         KnowledgeWare, Inc. Incentive Stock Option Plan of 1984./(6)/

99.2         KnowledgeWare, Inc. Second Incentive Stock Option Plan of 1984./(6)/

99.3         KnowledgeWare, Inc. 1988 Stock Incentive Plan./(6)/

- ------------

/(1)/ Previously filed as an exhibit to the Registrant's Registration Statement No. 2-82506 on Form S-1 and incorporated herein by reference.

/(2)/ Previously filed as an exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated herein by reference.

/(3)/ Previously filed as an exhibit to the Registrant's Registration Statement No. 33-69926 on Form S-8 and incorporated herein by reference.

/(4)/ Previously filed as an exhibit to the Registrant's Registration Statement No. 33-47131 on Form S-8 and incorporated herein by reference.

/(5)/ Previously filed as an exhibit to the Registrant's Registration Statement No. 2-86825 on Form S-1 and incorporated herein by reference.

/(6)/  Filed herewith.

                                      II-9